Exhibit 3
Form 10-SB
Water Petroleum & Environmental Technologies Company

                                                  SPECIMEN
                        WARRANT CERTIFICATE

                  Dated: _______________________

              VOID AFTER 5:00 PM NEW YORK LOCAL TIME

                                ON

                   ______________________  ,1997
       WATER PETROLEUM & ENVIRONMENTAL TECHNOLOGIES COMPANY
            Warrants to Purchase Up to ________ Shares

      Water Petroleum & Environmental Technologies Company, a Nevada corporation (the "Company"), hereby certifies that ____________________________, sometimes referred to as the
"Purchaser", for value received, is entitled to purchase from the Company at any time after _____________ , 1997, and before 5:00 PM, New York local time on ________________ ,1997,
___________ of the Company's Shares of common stock, $ _____ par value (the "Shares"), at the exercise price of $_________ per Share (the "Exercise Price").

      1 . Exercise of Warrants. Upon presentation and surrender of this Certificate, with the attached Purchase Form duly executed to the Office of the Company or warrant agent, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of shares being purchased,  the  Company shall deliver to the  holder  hereof,  as promptly as practicable, certificates representing the ____________ Shares being purchased. This Warrant Certificate may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the holder a new Warrant Certificate or Warrant Certificates or like tenor entitling said holder to purchase the number of Shares as to which this Warrant Certificate has not been exercised.

      2. Exchange and Transfer. This Warrant (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrants of like tenor registered in the name of the same holder, or its assigns, for another Warrant or other Warrants of like tenor in the name of such holder, or its assigns, exercisable for the same aggregate number of Shares as the Warrant or Warrants surrender, and (b) may not be sold, transferred hypothecated, or assigned before _________________ 1997, except to officers of or members of the selling group participating in the Company's Regulation D, Rule 504 Offering.

     3. Rights and Obligations of Warrant Holders. The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity provided, however, in the event that any certificate representing shares of the Company's Common Shares is issued to the holder hereof upon exercise of some or all of the Warrants represented hereby, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Shares on the date on which this War-rant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the purchase price was

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  made,  irrespective  of  the date  of  delivery  of  such  share certificate. The rights of the holder of this Warrant Certificate are limited to those expressed herein and the holder of this Certificate, by his acceptance hereof, consents to and agrees to be bound by, and to comply with all the provisions of this Warrant Certificate, including without limitation all the obligations imposed upon the holder hereof by Section 5. In addition, the holder of this Warrant Certificate by accepting the same, agrees that the Company and its Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever.

      4. The Shares. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant will, upon delivery, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all liens and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of Shares sufficient to permit the exercise in full of all outstanding Underwriter's Warrants.

      5. Disposition of Warrants or Shares, The holder of this Warrant Certificate and any transferee hereof, by their acceptance hereof, hereby agrees that (a) no public distribution of these Warrants will be made in violation of the provisions of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (such Act and Rules and Regulations being hereinafter referred to as the "Act'), and (b) during such period, if delivery of a prospectus with respect to these Warrants or the Shares issuable hereunder may be required by the Act, no public distribution of the Warrants or such Shares or Warrants will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of
Section 10 of the Act and in compliance with all applicable state laws. The holder of this Warrant Certificate and any such transferee hereof further agree that if any distribution of any of these Warrants is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form, and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Warrants that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

     6. Redemption of Warrants. The Warrants are redeemable by the Company at any time after ________________ , 1998, upon written notice of not less than 30 days, at a redemption price of $0.02 per Warrant.

     7.   Indemnification and Notification.

     (a) The Company will Indemnify and hold harmless each holder of Warrants, or Shares thereunder and each person, if any, who controls such holder within the meaning of Section 15 of the Act, from. the against any and all losses, claims, damages, expenses and liabilities caused by any untrue statement of material fact contained in any registration statement, or contained 'in a prospectus furnished thereunder or caused by any omission ________ state therein or necessary to make the statements, therein not misleading, (provided, however, that the foregoing shall not apply insofar as such losses, claims, damages, expenses and liabilities and caused by such untrue

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statement  or omission based upon information famished in  writing to the Company by any such holder expressively for use in any registration statement or prospectus

      (b) Promptly after receipt by any holder of Warrants or Shares thereunder, of a notice of the commencement of any action, said holder will, if a claim in respect thereof is to be made against the Company under this Section 7, notify the Company in writing of the commencement thereof but the omission to notify the Company will not relieve it from any liability which it may have to them otherwise than under this Section 7. In case any such action is brought against any holder of Warrants and/or Shares thereunder, and the Company is notified the commencement thereof as provided herein, the Company will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such holder, and after notice from the Company to such holder of the Company's election so to assume the defense thereof, the Company will not be liable under this Section 7 for any legal or other expenses subsequently incurred by such holder in connection with the defense thereof other than reasonable costs of investigation.

      (c) Each holder of Warrants or Shares thereunder, agrees to cooperate fully with the Company in effecting registration and qualification of the Warrants or Shares thereunder, and of such distribution, and shall indemnify and hold harmless the Company and any person who may control the Company, each director of the Company, and each officer who signed any registration statement from and against any and all losses, claims, damages, expenses, and liabilities caused by any statement or prospectus or any amendment or supplement thereto in reliance upon information furnished to the Company by any such holder for inclusion therein.

      9. Adjustment. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated below:

      (a) Distribution of Shares. In case the Company shall make any distribution on the Shares, payable in common stock of the Company, then the Exercise Price in effect immediately prior to the making of such distribution shall be adjusted to a price (computed to the nearest cent) determined by dividing (i) an amount equal to the product of (A) the number of Shares outstanding immediately prior to the making of such distribution and multiplied by (B) the Exercise Price, by (ii) the Total number of Shares outstanding 'Immediately following the making of such distribution (including as then outstanding, shares, the maximum number of Common Shares necessary to effect the conversion or exchange of all then outstanding convertible shares, options, or obligations theretofore issued in distributions on the Shares.).

     (b) Subdivision of Combination of Shares. In case the Shares issuable upon exercise of the Warrants shall be subdivided into a greater or combined into a lesser number of Shares (whether with or without par value), the Exercise Price shall be decreased or increased, as the case may be, to an amount which shall bear the same relation to the Exercise Price in effect immediately prior to such subdivision or combination as the total numbers of Shares outstanding immediately after such subdivision or combination, the adjustment in the Exercise Price shall be made as of the effective date of the applicable event.

     (c) Increase in Shares Per War-rant. Upon each adjustment of the Exercise Price as a result of calculations pursuant to this
Section 8, each Warrant outstanding prior to the making of an

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  adjustment  in the Exercise price shall thereafter evidence  the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of Shares purchasable upon exercise of an Warrant prior to adjustment of the number of Shares, by the Exercise Price in effect prior to adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

      (d) Effect of Sale, Merger, or Consolidation. In case of any capital reorganization of the Company, or any reclassification of the Shares, or in case of the consolidation of the Company with or the merger of the Company into any other corporation, each Warrant shall after such capital reorganization, reclassification of Shares, consolidation or merger be exercisable, upon the terms and conditions specified in this Agreement, for the number of Common Shares or other securities of the Company, or of the corporation resulting from such consolidation or surviving such merger, as the case may be, to which the Shares issuable (at the time of such capital reorganization, reclassification of Shares, consolidation or merger) would be entitled if such exercise had taken place; and in any case, if necessary, the provisions set forth herein with respect to the rights and interest thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Underwriter's Warrants. The subdivision or combination of Shares at any time outstanding into a greater or lesser number of Shares shall not be deemed to be a reclassification of the shares of the Company for the purposes of this Section 8(e). Anything herein contained to the contrary notwithstanding, each Warrant shall, following any sale of the properties and assets of the Company as, or substantially as, an entirely to -any other corporation where such sale is to be followed by a dissolution or liquidation of the Company, remain exercisable until such dissolution or liquidation is effected, for such securities of property of the Company or of the corporation to which the sale was made as would have been issuable if such exercise had taken place prior to such sale.

      (e) Notice to Warrant Holders of Adjustment. Whenever the Exercise Price is adjusted as herein provided, the Company shall cause to be mailed to the Underwriter's Warrant holders in accordance with the provisions of this Section 8, notice (1) stating that the Exercise Price and the adjusted numbers of Shares purchasable upon exercise of an Warrant have been adjusted, (ii) setting forth the adjusted Exercise Price and the adjusted number of Shares purchasable upon the exercise of an Underwriter's Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed adjustments are based.

      (f) Fractional Shares, The Company shall not be required to issue any fraction of a Share upon the exercise of Underwriter's Warrants. If more than one Underwriter's Warrant shall be surrendered for exercise at one time by the same holder, the number of Shares Which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrants so exercised. If any fractional interest in a Share shall be deliverable upon the exercise of any Warrants, the Company shall make an adjustments therefor in cash equal to such fraction multiplied by the average closing bid price of the Shares on the business day next preceding the day of exercise.

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      (g)   Adjustment  of  Warrants.  Notwithstanding  any  other
provision of this Section 8, any adjustment of the exercise price and/or the number of Shares purchasable upon the exercise of the Warrants shall be determined solely by the antidilution and other adjustment provision provided for by the terms of the Warrants and not by the provisions of this Section 8.

      9. Survival. The various rights and obligations of the holder hereof and of the Company as set forth in Section 5, 6 and 7 hereof shall survive the exercise of the Warrant Certificate, and upon the surrender of this Warrant Certificate and the exercise of all the Warrants represented hereby, the Company shall, if requested, deliver to the holder hereof its written acknowledgment of its continuing obligations under said Sections.

     10. Notice. All notices required by this Warrant Certificate to be given or made by the Company shall be given or made by First Class Mail, postage prepaid, addressed to the registered holder hereof, at the address of such holder as shown on the books of the Company; provided, however, that where notice is to be given pursuant to Sections 6, 7 and 8 hereof, the holders of Shares who are not holders of Warrant Certificates, such notice shall be given or made in the manner noted above to the record owner of such Shares at the address of such owner shown on the books of the Company.

       11. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, mutilation of this Warrant Certificate and, in the case of any such loss, theft or distribution, upon delivery of indemnify agreement satisfactory in form and amount to the Company, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and delivery, in lieu thereof, a new Warrant Certificate or like tenor.


                              WATER PETROLEUM &
                              ENVIRONMENTAL TECHNOLOGIES
                              COMPANY

                                  SPECIMEN

                              By: ____________________________

     SPECIMEN

ATTEST:

By: __________________________

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

                             SPECIMEN

                           PURCHASE FORM

                                      ______________________ ,1997

To: WATER PETROLEUM & ENVIRONMENTAL TECHNOLOGIES COMPANY

      The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of Shares of ________ , each Warrant exercisable to purchase one (1) share of the Company's authorized but unissued Common Stock, $_______ par value per share and hereby makes payment of $ _____________ in payment of the purchase price thereof.

     INSTRUCTIONS FOR REGISTRATION OF PREFERENCE SHARES AND
COMMON SHARE WARRANTS

                             SPECIMEN
Name: ________________________________________________
     (Please typewrite or print in block letters.)

                             SPECIMEN

Address:
______________________________________________________________


                                             SPECIMEN
                                    By:  __________________________

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